                                                                   EXHIBIT 10.40

  CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
            EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.

             AGREEMENT FOR THE SPONSORSHIP OF A RESEARCH PROGRAMME

THIS AGREEMENT dated April 1, 2001 is made BETWEEN:

(1) THE CHANCELLOR, MASTERS AND SCHOLARS OF THE UNIVERSITY OF OXFORD, whose administrative offices are at Wellington Square, Oxford OX1 2JD ("the University") and

(2) V.I. TECHNOLOGIES, INC. of Watertown, Massachusetts, USA whose registered office of business is at 134 Coolidge Street, Watertown, Massachusetts, 02472 USA ("the Sponsor").

1.   THE PROJECT

     1.1 The Project shall be the programme of work entitled "Exploiting the Specificity of Prion Protein Aptamers" which is described in and attached as the First Schedule to this Agreement; and any modifications, deletions or expansions approved in writing by both parties.

     1.2 The Project will be conducted in laboratories of the University, under the direction and supervision of Dr. William James or his successor under clause
6.2. In this Agreement, the expression "the Principal Investigator" means Dr. William James or such successor.

     1.3 The Project shall run for the period ("the Project Period") from the date on which the first researcher hired by the University to work on the Project takes up his or her appointment, such appointment to be made within 6 months of signature of this agreement, until the third anniversary of that date.

     1.4 The University will use all reasonable endeavours to provide adequate facilities; to obtain any requisite materials, equipment and personnel; and to carry out the Project diligently within the scope allowed by the Sponsor's funding. Although the University will use all reasonable endeavours to perform the research described in the First Schedule, the University does not undertake that work carried out under or pursuant to this Agreement will lead to any particular result, nor is the success of such work guaranteed.

     1.5 The University will use all reasonable endeavours to provide the Sponsor with quarterly written reports summarising the progress of work under the Project with the first written report to be provided by June 15, 2001.

2.   FUNDING BY THE SPONSOR

     2.1 The Sponsor will make payments to the University towards the cost of the Project on the dates and in the amounts set out in the Second Schedule to this Agreement. The figures in the Second Schedule incorporate the University's best estimates of the following items details of which are attached to this Agreement as the Third Schedule:

          2.1.1 wages, salaries and superannuation payments attributable to the Project (making allowance for nationally agreed pay awards); and

          2.1.2 national insurance contributions and sales, excise and other taxes (excluding income taxes), which are attributable to the Project and imposed on the University (directly or indirectly) by national or local authorities.

          If the actual cost of the above items exceeds the University's estimates within reasonable costs, the Sponsor will reimburse the
          excess to the University within thirty (30) days after   receipt of
          invoice.

     2.2 If expenditure is itemized in the Second Schedule by reference to stated categories, the University may vire between those categories in response to changes in the research needs of the Project; provided that the amounts due from the Sponsor are not increased as a result.

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

     2.3 Except as otherwise provided by agreement in writing, as between the Sponsor and the University the full and unencumbered title to all equipment purchased or constructed using funds provided by the Sponsor shall vest in the University.

3.   CONFIDENTIALITY AND PUBLICATION PROCEDURES

     3.1 For the purpose of this clause, "Confidential Information" means all and any specifications, drawings, circuit diagrams, tapes, discs and other computer-readable media, documents, information, techniques and know-how which either:

          3.1.1 are disclosed by one party to the other in connection with the Project and marked or labeled "Proprietary", "Confidential" or "Sensitive" by the disclosing party at the time disclosure; or

          3.1.2 are written, prepared or generated in the course of, and as part of, the Project.

     3.2 Subject to clauses 3.4 and 3.5, each party will use all reasonable endeavours not to disclose to any third party Confidential Information within clause 3.1.1, and not to make to any third party any disclosure of Confidential Information within clause 3.1.2 which would prejudice the rights of the other party under this Agreement.

     3.3 Neither party shall incur any obligation under clause 3.2 with respect to information which:

          3.3.1 is known to the receiving party before the Effective Date, and not impressed already with any obligation of confidentiality to the disclosing party; or

          3.3.2 is or becomes publicly known without the fault of the receiving party; or

          3.3.3 is obtained by the receiving party from a third party in circumstances where the receiving party has no reason to believe that there has been a breach of an obligation of confidentiality owed to the disclosing party; or

          3.3.4  is independently developed by the receiving party; or

          3.3.5 is approved for release in writing by an authorised representative of the disclosing party; or

          3.3.6 the receiving party is specifically required to disclose in order to fulfill an order of any Court of competent jurisdiction.

     3.4 The Project will form part of the actual carrying out of a primary charitable purpose of the University; that is, the advancement of education through teaching and research. There must therefore be some element of public benefit arising from the Project, and this is secured through the following sub-clauses.

          3.4.1 This Agreement shall not prevent or hinder registered students of the University from submitting for degrees of the University theses based on results obtained during the course of work undertaken as part of the Project; or from following the University's procedures for examinations and for admission to postgraduate degree status.

          3.4.2 In accordance with normal academic practice, all employees, students, agents or appointees of the University (including those who work on the Project) shall be permitted:

                 3.4.2.1 following the procedures laid down in clause 3.5, to publish results obtained during the course of work undertaken as part of the Project; and

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

                 3.4.2.2 in pursuance of the University's academic functions, to discuss work undertaken as part of the Project in internal seminars, and to give instruction within the University on questions related to such work.

     3.5 The University will use all reasonable endeavours to submit results intended for publication to the Sponsor in writing not less than sixty (60) days in advance of the submission for publication. The Sponsor may required the University to delay submission for publication if in the Sponsor's opinion such delay is necessary in order to seek patent or similar protection for the results. A delay imposed on submission for publication as a result of a requirement made by the Sponsor shall not last longer than is absolutely necessary to seek the required protection; and therefore shall not exceed three
(3) months from the date of receipt of the results by the Sponsor, although the University will not unreasonably refuse a request from the Sponsor for additional delay in the event that property rights would otherwise be lost. The University agrees to delete any Sponsor confidential information from the publication upon request by Sponsor. Notification of the requirement for delay in submission for publication must be received by the University within thirty
(30) days after the receipt of the results by the Sponsor, failing which the University and the Principal Investigator shall be free to assume that the Sponsor has no objection to the proposed publication.

4.   INTELLECTUAL PROPERTY RIGHTS

     4.1 All intellectual property arising from the conduct of the Project by the University ("the Arising Intellectual Property") shall be the property of the University. The University and those working on the Project shall have the irrevocable right to use the Arising Intellectual Property for academic and research purposes.

     4.2 Subject to clause 4.1, and to the Sponsor calling for (in writing) and completing a license agreement within six months after the completion of the Project (or by such other date as the parties may agree), the University is prepared to grant to the Sponsor an exclusive license to make, have made, use and market products and services derived from the Arising Intellectual Property. Under such license, the Sponsor would agree to pay to the University:

         4.2.1 a reasonable proportion of all up-front, milestone and other payments received by the Sponsor and attributable in whole or in part to Arising Intellectual Property;

          4.2.2 reasonable royalties based on the net selling prices of all licensed products (that is to say, all products and services marketed by the Sponsor or the Sponsor's sublicenses and derived from, produced by, or containing Arising Intellectual Property); and

          4.2.3 reasonable royalties on any cross-licensing and other non-monetary compensation received by the Sponsor from the exploitation of Arising Intellectual Property.

          The remaining terms of the license would be settled between the parties in good faith negotiations: if at any point they were unable to agree, the point in dispute would be settled in London by an arbitrator. The arbitrator would be a barrister specialising in intellectual property law, who had no prior association with either party or was otherwise acceptable to both parties. He would be nominated for the purpose by the then Chairman of the General Council of the Bar.

5.   ASSIGNMENT

Neither party may assign any of its rights and obligations under this Agreement without the prior written consent of the other.

6.   TERMINATION

     6.1 This Agreement may be terminated by either party for any breach of obligations set out in this Agreement, by giving ninety (90) days' written notice to the other of its intention to terminate. The notice shall include a detailed statement describing the nature of the breach. If the breach is capable of being remedied and is remedied within the ninety-day notice period, then the termination shall not take effect. If the breach is of a nature such that it can be fully remedied but not within the ninety day notice period, the termination shall also not be

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

effective if the party involved begins to remedy the breach within that period, and then continues diligently to remedy the breach until it is remedied fully. If the breach is incapable of remedy, then the termination shall take effect at the end of the ninety-day notice period in any event.

     6.2 The University agrees to notify the Sponsor promptly if at any time Dr. William James is unable or unwilling to continue the direction and supervision of the Project. Within sixty (60) days after such incapacity or expression of unwillingness the University shall nominate a successor to be Principal Investigator. However, if the successor is not acceptable to the Sponsor, then the Sponsor may terminate this Agreement by giving ninety (90) days' written notice to the University. Nevertheless, the Sponsor will continue to reimburse the cost to the University of contracts of service or for services which were made by the University before receipt of the Sponsor's notice with personnel appointed to work on the Project. The University will exercise such rights of termination as may be available to the University in order to bring such contracts to an end as quickly as is lawfully possible. Reimbursement by the Sponsor will continue until the effective date of termination of each contract.

     6.3 The expiration of the Project Period, or the termination of this Agreement under clause 6.1 or clause 6.2, shall mean the termination with effect from the expiry date or (as the case may be) the effective date of termination of the obligations imposed on the parties under clauses 1 and 2. Clauses 3.1 to
3.3 shall survive for three years after the expiration of the Project Period or (as the case may be) the termination of this Agreement. Clauses 3.5 and 4.2 shall survive for one year after expiration or termination (or for such other period as the parties may agree under clause 4.2), unless it is a case of repudiation by the Sponsor or of termination by the University under clause 6.1 (in which event clauses 3.5 and 4.2 shall terminate with clauses 1 and 2). The remaining clauses shall survive indefinitely after expiration or termination.

7.   LIMITATION OF LIABILITY

     7.1 The University makes no representation or warranty that advice or information given by the Principal Investigator or any other of its employees, students, agents or appointees who work on the Project, or the content or use of any materials, works or information provided in connection with the Project, will not constitute or result in infringement of third-party rights.

     7.2 The University accepts no responsibility for any use which may be made of any work carried out under or pursuant to this Agreement, or of the results of the Project, nor for any reliance which may be placed on such work or results, nor for advice or information given in connection with them.

     7.3 The Sponsor undertakes to make no claim in connection with this Agreement or its subject matter against the Principal Investigator or any other employee, student, agent or appointee of the University (apart from claims based on fraud or willful misconduct). This undertaking is intended to give protection to individual researchers: it does not prejudice any right which the Sponsor might have to claim against the University.

     7.4 The liability of either party for any breach of this Agreement, or arising in any other way out of the subject-matter of this Agreement, will not extend to loss of business or profit, or to any indirect or consequential damages or losses.

     7.5 In any event, the maximum liability of the University to the Sponsor under or otherwise in connection with this Agreement or its subject matter shall not exceed the return of all moneys provided by the Sponsor under the clause 2.1 together with interest on the balance of such moneys from time to time outstanding, accruing from day to day at the Barclays Bank plc Base Bate from time to time in force and compounded annually as at 31 December.

     7.6 If any sub-clause of this clause 7 is held to be invalid or unenforceable under any applicable statute or rule of law then it shall be deemed to be omitted, and if as a result any party becomes liable for loss or damage which would otherwise have been excluded then such liability shall be subject to the remaining sub-clauses of this clause 7.

8.   NOTICES

The University's representative for the purpose of receiving payments, report and other notices shall until further notice be:

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          The Director
          Research Services Office
          University Offices
          Wellington Square
          Oxford OX1 2JD
          With a copy to:
          The Administrator
          Dunn School of Pathology
          University of Oxford
          South Parks Road
          Oxford
          OX1 3RE

The Sponsor's representative for the purpose of receiving invoices, reports and other notices shall until further notice be:

          Dr. Bernadette Alford
          V.I. Technologies, Inc.
          134 Coolidge Avenue
          Watertown, Massachusetts  02472
          USA

9.   GENERAL

     9.1 Clause headings are inserted in this Agreement for convenience only, and they shall not be taken into account in the interpretation of this Agreement.

     9.2 Amounts specified for payment in this Agreement are stated exclusive of Valued Added Tax. Whenever the Sponsor is obliged to make a payment to the University under this Agreement which attracts Value Added, sales, use, excise or other similar taxes or duties, the Sponsor shall be responsible for paying such taxes and duties.

     9.3 If the Sponsor fails to make any payment due to the University under this Agreement then, without prejudice to the University's other rights and remedies consequent upon breach of this Agreement, the University may charge interest on the balance outstanding, accruing from day to day at the base rate from day to day at the Barclays Bank plc base rate from time to time in force and compounded annually as at 31 December.

     9.4 If the performance by either party of any of its obligations under this Agreement (other than on obligation to make payment) shall be prevented by circumstances beyond its reasonable control, then such party shall be excused from performance of that obligation for the duration of the relevant event.

     9.5 Nothing in this Agreement shall create, imply or evidence any partnership or joint venture between the University and the Sponsor or the relationship between them of principal and agent.

     9.6 Neither the University nor the Sponsor shall use the name of the other in any press release or product advertising, or for any other commercial purpose, without the prior written consent of the other; provided, however, that publication of the sums received from the Sponsor in the University's Annual Report and similar publications shall not be regarded as a breach of this clause.

     9.7 This Agreement and its two Schedules (which are incorporated into and made a part of this Agreement) constitute the entire agreement between the parties for the Project. Any variation shall be in writing and signed by authorised signatories for both parties.

     9.8 This Agreement shall be governed by English Law. The English Courts shall have exclusive jurisdiction to deal with any dispute which may arise out of or in connection with this Agreement.

     9.9 If any one or more clauses or sub-clauses of this Agreement would result in this Agreement being prohibited pursuant to any applicable competition law then it or they shall be deemed to be omitted. The parties shall uphold the remainder of this Agreement, and shall negotiate an amendment which, as far as legally feasible, maintains the economic balance between the parties.

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AS WITNESS the hands of authorised signatories for the parties on the date first mentioned above.

SCHEDULES
1.   Description of the Project
2.   Payment Schedule
3.   Itemized Details of the Costs of the Project

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                                                                      SCHEDULE 1

     Project Title:  Exploiting the Specificity of Prion Protein Aptamers
                          Description of the Project

Background
[*****]

We now wish to consolidate the advances we have made in this field. We require more information about the structures and binding properties of these ligands in order to fully exploit their diagnostic and affinity purification applications. This research project will focus on providing that information. In doing so, we aim to transfer the technological know-how for the selection and characterization of RNA ligands for prions and other target molecules into VITEX's intramural operations.

This Vitex-funded research contract with Oxford University will underpin concurrent investigations at the Vitex R & D facility.

Research Programme
1.  [*****]
2.  [*****]
3.  [*****]
4.  [*****]
5.  [*****]
6.  [*****]
7.  [*****]

Milestones (Year 1)
0 months:  Start
[*****]
[*****]
[*****]
[*****]

----------------
Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                                                                      SCHEDULE 2

                                PAYMENT SCHEDULE

DATE FOR PAYMENT BY THE SPONSOR                              AMOUNT (EXCLUDING VAT/1/): (POUNDS)STERLING
--------------------------------------------------------------------------------------------------------
Within 30 days of Execution of the Agreement                 [*****]
--------------------------------------------------------------------------------------------------------
July 1, 2001                                                 [*****]
--------------------------------------------------------------------------------------------------------
October 1, 2001                                              [*****]
--------------------------------------------------------------------------------------------------------
January 1, 2002                                              [*****]
--------------------------------------------------------------------------------------------------------
April 1, 2002                                                [*****]
--------------------------------------------------------------------------------------------------------
July 1, 2002                                                 [*****]
--------------------------------------------------------------------------------------------------------
October 1, 2002                                              [*****]
--------------------------------------------------------------------------------------------------------
January 1, 2003                                              [*****]
--------------------------------------------------------------------------------------------------------
April 1, 2003                                                [*****]
--------------------------------------------------------------------------------------------------------
July 1, 2003                                                 [*****]
--------------------------------------------------------------------------------------------------------
October 1, 2003                                              [*****]
--------------------------------------------------------------------------------------------------------
January 1, 2004                                              [*****]
--------------------------------------------------------------------------------------------------------

BANK DETAILS
BANK:

[*****]

MAIN ACCOUNT:

[*****]

[*****]

----------------
/1/  VAT will be added when chargeable.

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

SIGNED FOR AND ON BEHALF OF                  SIGNED FOR AND ON BEHALF OF
THE CHANCELLOR, MASTERS & SCHOLARS           V.I. TECHNOLOGIES, INC.
OF THE UNIVERSITY OF OXFORD

Name:                                         Name:       John R. Barr

Position:                                     Position:   President and CEO

Signature:  /s/ Representative of Oxford      Signature:  /s/  John R. Barr
            Signature of file with
            the Company

ACKNOWLEDGED BY THE PRINCIPAL INVESTIGATOR:

Name:       Dr William James

Signature:  /s/ Dr William James

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